Exhibit 10.3
NON-COMPETITION AGREEMENT
     This Non-Competition Agreement (the “Agreement”) is made and entered into as of this 23rd day of February, 2008 (the “Agreement Date”), by and between Cypress Bioscience, Inc., a Delaware corporation (“Parent”), Proprius, Inc. (doing business in California as “Proprius Pharmaceuticals, Inc.”), a Delaware corporation (the “Company”), and Michael J. Walsh (“Employee”).
Recitals
     A. Employee is a key employee and stockholder and/or optionholder of the Company. Parent and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, providing for the acquisition by Parent of the Company pursuant to a merger of Propel Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of the Parent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. As part of the Merger, Employee will dispose of all of Employee’s Company Common Stock and Company Series A Stock, in exchange for such Employee’s portion of the Merger Consideration determined pursuant to the Merger Agreement. Immediately following the Merger, the business of the Company will be conducted by Parent. Employee will receive substantial benefits as a result of the Merger and the exchange of his Company Common Stock and Company Series A Stock and, in consideration thereof, Employee has agreed not to compete in the manner and to the extent herein set forth. Employee is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Employee as an employee and stockholder of the Company.
     B. Parent has requested, as a condition precedent to executing the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, that Employee execute and deliver this Agreement, and Employee desires to enter into this Agreement.
     C. Parent and the Company each are engaged in the research and development of products, therapies, and services to diagnose and treat rheumatological conditions or diseases and autoimmune disorders, including but not limited to fibromyalgia syndrome, and each has conducted and are conducting their respective businesses on a worldwide basis.
     D. The Company and Employee are executing an Employment Agreement of even date herewith (the “Employment Agreement”) in connection with Employee’s employment by the Parent following the Merger. Pursuant to the Employment Agreement, Employee will become a key employee of the Parent, meaning that Employee will obtain extensive and valuable knowledge and trade secret and other confidential information concerning the business of the Parent.

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Agreement
     Now, Therefore, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, and in order to induce the Parent to consummate the transactions contemplated by the Merger Agreement, the parties hereto agree as follows:
     1. Acknowledgements by Employee. Employee acknowledges that by virtue of Employee’s position with the Company Employee has developed considerable expertise in the business operations of the Company and has had extensive access to trade secrets and other Confidential Information of the Company. Employee further acknowledges that as a result of Employee’s continuing post-merger employment by the Parent, he will develop extensive knowledge of the Parent’s business operations including trade secret and other Confidential Information. Employee recognizes that Parent would be irreparably damaged, and its substantial investment in the Company materially impaired, if Employee were to enter into an activity competing with the business of the Company (or any subsidiary, Affiliate, successor or acquiror of the Company) in violation of the terms of this Agreement or if Employee were to disclose or make unauthorized use of any Confidential Information concerning the business of the Company or the Parent (or any subsidiary, successor or acquiror of the Company). Accordingly, Employee expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Employee in all respects.
     2. Restricted Period. This Agreement shall expire on the earlier of (the “Termination Date”): the second anniversary of the effective date of the termination of Employee’s employment with the Parent or the date on which Parent ceases to engage in all respects in all aspects of the Restricted Business. The period of time that elapses from the consummation of the Merger (the “Effective Date”) until the Termination Date shall be referred to herein as the “Restricted Period.”
     3. Non-Competition. During the Restricted Period and within the Restricted Territory, Employee shall not, directly or indirectly, without the prior written consent of Parent, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, or consultant of any Entity engaged in any activity that relates to the research, development, promotion, marketing, licensing or distribution of products, therapies, or services which are related to the diagnosis and/or treatment of rheumatological conditions or diseases and autoimmune disorders, including, but not limited to fibromyalgia syndrome (the “Restricted Business”). Notwithstanding the above, Employee shall not be deemed to be in contravention of the foregoing if Employee participates as a passive investor holding up to 1% of the equity securities of an Entity engaged in the Restricted Business, which securities are publicly traded.
     4. Non-Interference. Employee further agrees that during the Restricted Period, Employee will not, without the prior written consent of Parent, (i) interfere with the business of the Company or Parent, by soliciting, attempting to solicit, induce or attempt to induce any employee or consultant of the Company or Parent to terminate his/her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of the Company or Parent or to or for any Entity with which Employee is associated in any way;

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(provided that, in the absence of a violation of this Section 4, this restriction shall not be construed as a prohibition against hiring); or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractors of the Company or Parent to terminate their relationships with, or to take any action that would be disadvantageous to the business of, the Company or Parent.
     5. Confidential Information. Employee agrees that he or she shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Restricted Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Parent or the Company), except in the performance of Employee’s obligations under the Employment Agreement; (b) use any Confidential Information for any purpose, except in the performance of his obligations under the Employment Agreement; or (c) use any Confidential Information for the benefit of any Person other than the Parent or the Company.
     6. Representations and Warranties. Employee represents and warrants, to and for the benefit of the Indemnitees, that: (a) Employee has full power and capacity to execute and deliver, and to perform all of Employee’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Employee or any of Employee’s Affiliates or subsidiaries is or may be bound, or (ii) any law, rule or regulation. Employee’s representations and warranties shall survive the expiration of the Restricted Period for an unlimited period of time.
     7. Independence of Obligations. The covenants of Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and the Company or Parent or any of their Affiliates or subsidiaries, on the other hand, and the existence of any claim or cause of action by Employee against the Company or Parent or any of their Affiliates or subsidiaries shall not constitute a defense to the enforcement of such covenants against Employee.
     8. Remedies. Employee expressly acknowledges that damages alone will not be an adequate remedy for any breach by Employee of any of the covenants set forth in this Agreement and that Parent and the Company, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including, without limitation, specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Employee of any of said covenants. The rights and remedies of Parent and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the other Indemnitees under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Employee’s obligations under this Agreement are absolute and nothing in this Agreement shall limit any of Employee’s obligations, or the rights or remedies of Parent or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger

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     Agreement shall limit any of Employee’s obligations, or any of the rights or remedies of Parent or any of the other Indemnitees, under this Agreement. No breach on the part of Parent or any other party of any covenant or obligation contained in the Merger Agreement or any other agreement or by virtue of any failure to perform or other breach of any obligation of Parent, any other Indemnitee or any other Person shall limit or otherwise affect any right or remedy of Parent or any of the other Indeminitees under this Agreement.
     9. Severability.
          (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and subject as to which such provision shall be valid and enforceable under applicable law. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     10. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address and facsimile telephone number set forth beneath the name of such party below (or to such other address and facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent:	Cypress Bioscience, Inc. 4350 Executive Drive, Suite 325 San Diego, CA 92121 Attn: Denise Wheeler, Vice President of Legal Affairs Fax: (858) 452-1222

If to Employee:	the address and facsimile telephone number set forth below Employee’s name on the signature page hereto
     11. Waiver.
          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of

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such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          (c) The expiration of the Restricted Period shall not operate to relieve the Employee of any obligation or liability arising from any prior breach by Employee of any provision of this Agreement.
     12. Assignment. This Agreement shall be assignable by any or all of Parent, Merger Sub or the Company to any of its or their assignees or successors who continue with any aspect of the Restricted Business and each of such assignees or successors is hereby expressly authorized to enforce this Agreement. This Agreement is not assignable or delegable by Employee.
     13. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.
     14. Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.
     15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Parent, Merger Sub and the Company and their respective assignees and successors, and Employee and Employee’s heirs and personal representatives.
     16. Further Assurances. Employee shall (at Parent’s sole expense) execute and/or cause to be delivered to Parent (and each Indemnitee, if applicable) such instruments and other documents, and shall (at Parent’s sole expense) take such other actions, as Parent and such Indemnitee may reasonably request at any time (whether during or after the Restricted Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.
     17. Governing Law; Venue.
          (a) This Agreement shall be construed in accordance, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii)

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agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
          (c) Nothing in this Section 17 shall be deemed to limit or otherwise affect any right other than one concerning or relating to this Agreement.
     18. Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     19. Construction.
          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
     20. Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     21. Defined Terms. For purposes of this Agreement:
          (a) “Confidential Information” means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Parent, the Company or any of the Parent’s other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Parent, the Company, or any of the Parent’s other subsidiaries (including any such information consisting of or otherwise relating to trade secrets,

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know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers, or lists of distributors); provided, however, that “Confidential Information” shall not be deemed to include information of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to the Employee, nor any information that becomes publicly known other than through a disclosure by Employee in violation of this Agreement.
          (b) “Indemnitees” shall include: (1) the Parent; (2) the Company; (3) each Person who is or becomes an Affiliate of the Parent or the Company; and (4) the successors and assigns of each of the persons referred to in clauses (1), (2) and (3) of this sentence.
          (c) “Restricted Territory” means any city and county or similar political subdivision of each state of the United States of America (including each of the counties in the State of California, and each state, territory or possession of the United States of America), and all foreign jurisdictions, including but not limited to all foreign cities, states, provinces, counties or other similar political subdivisions, worldwide.
[Signature page follows]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Employee
By:	/s/ Michael J. Walsh
Michael J. Walsh

Address:

Facsimile:

Cypress Bioscience, Inc.
By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer

[Signature Page to Non-Competition Agreement]